UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2024

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Floor 3 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on November 13, 2023, VBI Vaccines Inc. (the “Company”) along with its subsidiary VBI Cda (collectively, the “Borrowers”) entered into a forbearance agreement (the “Forbearance Agreement”) with K2 HealthVentures LLC (“K2HV”) and any other lender from time-to-time party thereto (the “Lenders”), pursuant to which the Lenders agreed to forbear from exercising the Secured Parties’ (as defined in that certain Loan and Guaranty Agreement between the Borrowers and the Lenders, dated as of May 22, 2020 (as amended, the “Loan Agreement”)), rights with respect to the failure to meet the minimum Net Revenue (as defined in the Loan Agreement) covenant for the measurement period ended September 30, 2023, from November 13, 2023, through and including November 28, 2023 (the “Forbearance Period”), subject to compliance by the Borrowers with certain terms and conditions as set forth in the Forbearance Agreement. Additionally, as previously disclosed, on November 28, 2023, December 12, 2023, December 26, 2023, and January 9, 2024, effective as of the same dates, the Borrowers and the Lenders agreed to extend the Forbearance Period through and including December 12, 2023, December 26, 2023, January 9, 2024, and January 23, 2024, respectively, subject to compliance by the Borrowers with the same terms and conditions as set forth in the Forbearance Agreement.

Effective January 23, 2024, the Borrowers and the Lenders agreed to further extend the Forbearance Period through and including February 6, 2024, subject to compliance by the Borrowers with the same terms and conditions as set forth in the Forbearance Agreement.

There is no assurance that the Company will be able to meet the conditions set forth in the Forbearance Agreement, which will result in a termination of the Forbearance Period. In addition, the Forbearance Agreement is not a waiver by K2HV of the Company’s obligation to meet the covenants pursuant to the Loan Agreement. Accordingly, K2HV may declare an Event of Default after the end of the Forbearance Period, and there is no assurance that the Company would be able to enter into another forbearance agreement for any additional periods. Upon occurrence and during the continuance of an Event of Default, K2HV is entitled to declare all obligations under the Loan Agreement immediately due and payable and to stop advancing money or extending credit under the Loan Agreement, and the applicable rate of interest will be increased by 5.00% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: January 23, 2024	By:	/s/ Jeffrey R. Baxter
Jeffrey R. Baxter
President and Chief Executive Officer